EXHIBIT 10.63
AMENDMENT TO
THE DURIRON COMPANY, INC.
INCENTIVE COMPENSATION PLAN FOR KEY EMPLOYEES
AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1992
1. Preamble. The Duriron Company, Inc., predecessor to Flowserve Corporation (“Flowserve”), amended and restated its Incentive Compensation Plan (the “Plan”) effective January 1, 2002. Section VIII B of the Plan as so amended and restated permitted deferral of Incentive Awards. Section IX of the Plan prescribes a procedure and schedule for payment of deferred cash awards. Since such amendment and restatement, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and has become effective with respect to the Plan. The Plan will be amended in 2006 for overall compliance with section 409A of the Code. In the interim, Question and Answer 20 of Internal Revenue Service Notice 2005-1 permits distribution of certain amounts without respect to the otherwise applicable limitations of section 409A. By this amendment, Flowserve intends to accomplish amendment of the Plan to provide for such distributions. Section XI of the Plan permits the Board of Directors of Flowserve to amend the Plan.
2. Amendment. Pursuant to Section XI of the Plan, the Plan is hereby amended by adding the following Section IX E to the Plan, to follow Section IX D and to precede Section X:
“E. 2005 DISTRIBUTION. Notwithstanding anything to the contrary in this Plan, the entire amount credited to the unsecured Deferred Compensation accounts of former employee Participant William Jordan and current employee Participant Ronald F. Shuff will be distributed in full to such Participants, respectively, prior to December 31, 2005. Such distributions will be includible in the reportable taxable income of such Participants for the taxable year 2005. This distribution is in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1, and shall terminate the participation of such former employee Participant in the Plan and shall terminate the prior deferrals under the Plan of Participant Ronald F. Shuff. Such distributions shall be made through payment of single cash lump sums.”
3. Effect of Amendment. Except as amended by this Amendment to The Duriron Company, Inc. Incentive Compensation Plan for Key Employees as Amended and Restated Effective January 1, 1992, the Plan, as amended and restated January 1, 1992, and as it may have been amended thereafter, shall remain in full force and effect.

FLOWSERVE CORPORATION

	By:		Pension and Investment Committee

		By:	/s/ Mark A. Blinn, Member

Executed December 14, 2005

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